Exhibit 1.3

(Translation)

REGULATIONS OF THE BOARD OF DIRECTORS
OF
CANON INC.

(Purpose)

     Article 1.           With respect to the procedure for convening a meeting of the Board of Directors of the Company, method of adopting resolutions, etc., the provisions of these Regulations shall govern in accordance with Article 21 of the Articles of Incorporation.

(Composition)

     Article 2.           The Board of Directors shall be composed of the Directors.

                    2.        The Corporate Auditors of the Company are required to attend meetings of the Board of Directors and express their opinions when they deem it necessary.

(Duties)

     Article 3.           The Board of Directors shall make decisions on the execution of important business of the Company and shall supervise the execution by Directors of their duties.

                    2.        The Board of Directors shall receive reports on the state of execution of business from the President-and-Director or a Director named by him, at least once every three months.

(Convening of meeting)

     Article 4.           A meeting of the Board of Directors shall be convened whenever necessary.

(Person to convene meeting)

     Article 5.           A meeting of the Board of Directors shall be convened by the Chairman-and-Director or the President-and-Director.

                    2.        If the Chairman-and-Director and the President-and-Director are unable to act, such meeting shall be convened by another Director in the order prescribed in advance by the Board of Directors.

                    3.        Any Director or Corporate Auditor of the Company may request that a meeting of the Board of Directors be convened by submitting to the person having power to convene such meeting a writing setting forth the subject matters to be considered and the reasons therefor.

(Convening procedure)

     Article 6.           Notice for convening a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor of the Company not later than three (3) days before the date of the meeting; provided, however, that in case of urgent necessity, this period may be shortened.

                    2.        A meeting of the Board of Directors may be held without going through the procedure under the preceding paragraph, with the consent of all the Directors and the Corporate Auditors of the Company.

(Chairmanship)

     Article 7.           Chairmanship of a meeting of the Board of Directors shall be assumed by the Chairman-and-Director or the President-and-Director.

                    2.        If the Chairman-and-Director and the President-and-Director are unable to act, such chairmanship shall be assumed by another Director in the order prescribed in advance by the Board of Directors.

(Resolutions)

     Article 8.           Resolutions of the Board of Directors shall be adopted at its meeting at which a majority in number of the Directors are present, by a majority of the votes of the Directors so present.

                    2.        Directors having special interest in any resolution under the preceding paragraph shall not participate in such resolution.

                    3.        The number of Directors who can not participate in a resolution in accordance with the provision of the preceding paragraph shall not be counted in the number of Directors under paragraph 1.

(Presence of persons other than Directors and Corporate Auditors)

     Article 9.          If the Board of Directors deems it necessary, any persons other than the Directors and the Corporate Auditors of the Company may be required to attend the meeting of the Board of Directors to give their opinions or explanations.

(Matters for resolution)

Article 10.       The matters for resolution of the Board of Directors shall be as follows:

  1.     Matters relating to general meeting of shareholders and shares:

(1)	Convening of a general meeting of shareholders. (Commercial Code, Art. 231)

(2)	Propositions to be submitted to a general meeting of shareholders.

(3)	Approval of balance sheet, income statement, business report and a proposition relating to appropriation of profit and their accompanying detailed statements. (Commercial Code, Art. 28l; Commercial Code Special Exceptions Law, Art. 16)

(4)	Interim dividends. (Commercial Code, Art. 293-5)

(5)	Issuance of new shares. (Commercial Code, Art. 280-2)

(6)	Division of shares and increase of the total number of authorized shares in connection with such division. (Commercial Code, Art. 218)

(7)	Acquisition of its own shares from a subsidiary (Commercial Code, Art. 211-3)

(8)	Acquisition of its own shares other than the case mentioned in the preceding item (Commercial Code, Art. 260)

(9)	Disposition of its own shares (Commercial Code, Art. 211)

(10)	Retirement of its own shares (Commercial Code, Art. 212)

(11)	Decrease of the number of shares to constitute one unit of shares or abolition of the provision concerning the unit of shares (Commercial Code, Art. 221)

(12)	Issuance of rights to subscribe for new shares (Commercial Code, Art. 280-20)

(13)	Retirement of rights to subscribe for new shares (Commercial Code, Art. 280-36)

  2.     Matters relating to officers:

(1)	Appointment and removal of Representative Directors. (Commercial Code, Art. 261)

(2)	Determination of joint representation. (Commercial Code, Art. 261)

(3)	Appointment and removal of Directors with specific titles.

(4)	Determination of the ranking of Directors.

(5)	Approval of Directors’ competitive transactions. (Commercial Code, Art. 264)

(6)	Approval of transactions between the Company and Directors. (Commercial Code, Art. 265)

  3.     Matters relating to organization:

(1)	Establishment, alteration and abolition of business places and other important organization units. (Commercial Code, Art. 260 )

(2)	Approval of outlines of important rules and regulations.

  4.     Matters relating personnel affairs:

(1)	Decision on important personnel affairs within the Company. (Commercial Code, Art. 260)

(2)	Assignment of officers to important subsidiaries and affiliated companies.

  5.     Matters relating to assets or financial affairs:

(1)	Disposition, acquisition through assignment, leasing and renting of important property. (Commercial Code, Art. 260)

(2)	Lending of a large amount of money.

(3)	Transfer of legal reserve to capital. (Commercial Code, Art. 293-3)

  6.     Matters relating to indebtedness:

(1)	Borrowing of a large amount of money and guarantee of obligations. (Commercial Code, Art. 260)

(2)	Issuance of bonds and bonds with rights to subscribe for new shares. (Commercial Code, Arts. 296, 341-3)

  7.     Basic matters of management:

(1)	Outline of management plans.

(2)	Decision on important policies relating to manufacture and sales.

  8.     Others:

(1)	Selection of candidates for accounting auditors. (Commercial Code Special Exceptions Law, Art. 3)

(2)	Matters relating to important litigations.

(3)	Establishment, amendment and repeal of regulations for handling of shares.

(4)	Establishment, amendment and repeal of regulations of the Board of Directors.

(5)	Matters as to which the Board of Directors has been authorized by a general meeting of shareholders to make decision.

(6)	Other important matters relating to execution of business.

(7)	In addition to the matters listed above, the matters provided for in laws, ordinances or the Articles of Incorporation.

(Minutes)

     Article 11.       With regard to the proceedings of a meeting of the Board of Directors, an outline thereof and the results shall be recorded in minutes and such minutes, affixed with the names and seals of the Directors and the Corporate Auditors of the Company present, shall be kept on file at the Company for 10 years.

(Notice to absentees)

     Article 12.       The proceedings in outline and the results of a meeting of the Board of Directors shall be notified to the Directors and the Corporate Auditors of the Company absent from the meeting.

Supplementary Provisions

These regulations shall become effective as from March 30, 1993.

(Partly amended on April 15, 1998) (Partly amended on April 1, 1999) (Partly amended on October 29, 2001) (Partly amended on March 28, 2003)

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